Exhibit 13
Certification pursuant to 18 U.S.C. § 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
I, Jeremy Darroch, the Chief Executive Officer of British Sky Broadcasting Group plc (“the Company”), certify that to the best of my knowledge:
(i)	the annual report on Form 20-F for the year ended 30 June 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: 31 July 2009
Jeremy Darroch
Chief Executive Officer
Certification pursuant to 18 U.S.C. § 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
I, Andrew Griffith, the Chief Financial Officer of British Sky Broadcasting Group plc (“the Company”), certify that to the best of my knowledge:
(i)	the annual report on Form 20-F for the year ended 30 June 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: 31 July 2009
Andrew Griffith
Chief Financial Officer